Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 10/18/2001


Servicing Certificate

Beginning Principal Balance Group A-I                                         199,239,115.22
Beginning Principal Balance Group A-II                                         36,636,612.99
                                                                  ---------------------------
                                          Total Beginning Balance             235,875,728.21

Ending Principal Balance Group A-I                                            194,855,222.75
Ending Principal Balance Group A-II                                            35,388,135.20
                                                                  ---------------------------
                                             Total Ending Balance             230,243,357.95

Principal Collections Group A-I                                                 3,767,718.47
Principal Collections Group A-II                                                1,187,321.94
                                                                  ---------------------------
                                                                                4,955,040.41

Interest Collections Group A-I                                                  2,274,895.26
Interest Collections Group A-II                                                   414,346.21
                                                                  ---------------------------
                                                                                2,689,241.47

Active Loan Count Group A-I                                                            4,864
Active Loan Count Group A-II                                                             469

Repurchased Loan Count Group A-I                                                           0
Repurchased Loan Count Group A-II                                                          0

Repurchased Loan Amount Group A-I                                                       0.00
Repurchased Loan Amount Group A-II                                                      0.00

Substitution Adjustment Amount Group A-I                                                0.00
Substitution Adjustment Amount Group A-II                                               0.00

Principal Balance of Current Month Prefunding Group A-I                                 0.00
Principal Balance of Current Month Prefunding Group A-II                                0.00

Policy Draw Amount                                                                      0.00

Total Limited Reimbursement Amount                                                 52,084.10

Current month distribution to Credit Enhancer                                      66,390.84

Net Loan Rate                                                                         14.43%

Note Rate - Class A-I-1 Notes                                                        3.6363%
Note Rate - Class A-I-2 Notes                                                        7.9500%
Note Rate - Class A-II-1 Notes                                                       3.6463%
Note Rate - Class A-II-2 Notes                                                       7.9900%

                     Beginning Note Balance    Ending Note Balance    Percentage Interest  Principal Distribution    Interest
                     ----------------------    -------------------    -------------------  -----------------------    --------
 Class A-I-1 Notes              18,600,536.12          14,216,643.65        6.246%                 4,383,892.47        56,363.50
 Class A-I-2 Notes             172,718,000.00         172,718,000.00        75.878%                           -     1,144,256.75
Class A-II-1 Notes                 708,192.09                      -        0.000%                   708,192.09         2,151.87
Class A-II-2 Notes              35,599,000.00          35,058,714.30         15.402%                 540,285.70       237,030.01
                               --------------         --------------                                -----------      ----------
       Total Notes             227,625,728.21         221,993,357.95                               5,632,370.26     1,439,802.13

Certificates                                        499,317.88

Prefunding Account                                                       Total Amount
                                                                  ---------------------------
Beginning Balance                                                                       0.00
Interest Earned on Prefunding Account                                                   0.00
Prior month Interest earned transferred to overcollateralization                        0.00
Collection Period Subsequent Transfer                                                   0.00
Prefunding Account balance distributed to Noteholders                                   0.00
                                                                  ---------------------------
                          Total Ending Prefunding Account Balance                       0.00


Capitalized Interest Account Balance
Beginning Balance                                                                       0.00
Withdraw relating to prior month Collection Period                                      0.00
Interest Earned                                                                         0.00
Interest Earned sent to Note Payment account                                            0.00
Total Ending Capitalized Interest Account Balance to Seller                             0.00
                                                                  ---------------------------
                Total Ending Capitalized Interest Account Balance                       0.00
                                                                  ===========================


Beginning Overcollateralization Amount                                          8,250,000.00
Overcollateralization Amount Increase (Decrease)                                        0.00
                                                                  ---------------------------
Ending Overcollateralization Amount                                             8,250,000.00
Outstanding Overcollaterization Amount                                                     -
                                                                  ---------------------------
Required Overcollateralization Amount                                           8,250,000.00


                                                                                                     Number        Percent
All Classes                                                                          Balance        of Loans      of Balance
-----------                                                                          -------        --------      ----------
Delinquent Loans (30 Days)                                                      1,294,477.30           35           0.56%
Delinquent Loans (60 Days)                                                        875,705.54           20           0.38%
Delinquent Loans (90+ Days) (*)                                                 2,915,198.84           64           1.27%
Foreclosed Loans                                                                   40,912.96           2            0.02%
REO                                                                                     0.00           0            0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                                     Number        Percent
Class A-I                                                                            Balance        of Loans      of Balance
---------                                                                            -------        --------      ----------
Delinquent Loans (30 Days)                                                      1,294,477.30           35           0.66%
Delinquent Loans (60 Days)                                                        610,336.20           16           0.31%
Delinquent Loans (90+ Days)                                                     2,310,651.42           56           1.19%
Foreclosed Loans                                                                   40,912.96           2            0.02%
REO                                                                                     0.00           0            0.00%

                                                                                                     Number        Percent
Class A-II                                                                           Balance        of Loans      of Balance
----------                                                                           -------        --------      ----------
Delinquent Loans (30 Days)                                                                 -           0            0.00%
Delinquent Loans (60 Days)                                                        265,369.34           4            0.75%
Delinquent Loans (90+ Days)                                                       604,547.42           8            1.71%
Foreclosed Loans                                                                        0.00           0            0.00%
REO                                                                                     0.00           0            0.00%

                                                                                                                   Percent
                                                                   Liquidation To-Date                            of Balance
                                                                  ---------------------------
Beginning Loss Amount                                                           3,273,331.73
Current Month Loss Amount                                                         677,329.85                        0.35%
Current Month Principal Recovery                                                      144.60
Net Ending Loss Amount                                                          3,950,516.98

